Exhibit 99.1

For Release
April 24, 2013
1:00 p.m. PDT
Contacts:
Ed Pierce
Chief Financial Officer
(818) 878-7900

On Assignment Reports Results for First Quarter 2013
Revenues, Income, EPS & Adjusted EBITDA above High-end of
Previously Announced Estimates

CALABASAS, Calif., April 24, 2013 -- On Assignment, Inc. (NYSE: ASGN), a leading global provider of diversified professional staffing solutions, today reported results for the quarter ended March 31, 2013.
First Quarter Highlights

•
Revenues were $389.2 million, up 13.6 percent year-over-year on a pro forma basis and 2.3 percent sequentially. Pro forma results, as used herein, assume that our acquisition of Apex Systems occurred on January 1, 2012. Pro forma operating results are summarized in a table below.

•
Income from continuing operations was $10.6 million ($0.20 per diluted share), up from $9.7 million ($0.18 per diluted share) in the fourth quarter of 2012 and $5.0 million ($0.13 per diluted share) in the first quarter of 2012. Income from continuing operations excludes the operating results of the Nurse Travel division, which are reported as discontinued operations.

•	Adjusted income from continuing operations (a non-GAAP measure set forth in the table below) was $18.8 million ($0.35 per diluted share).

•	Adjusted EBITDA (a non-GAAP measure defined below) was $34.1 million, up from $28.4 million in Q1 of 2012 on a pro forma basis.

•	Adjusted EBITDA margin of 8.8 percent, up from 8.3 percent in Q1 2012 on a pro forma basis.

•	Effective tax rate was 42.3 percent.

•
Percentage of gross profit converted into operating income was 21.0 percent, up from 17.9 percent in Q1 2012 on a pro forma basis. The percentage of gross profit converted into Adjusted EBITDA was 30.1 percent, up from 27.8 percent in Q1 2012 on a pro forma basis.

•	Leverage ratio (total indebtedness to trailing twelve months Adjusted EBITDA) was 2.49 to 1, down from 2.88 to 1 at December 31, 2012.

Commenting on the results, Peter Dameris, President and Chief Executive Officer of On Assignment, Inc., said, “Results for the quarter reflect a strong start for 2013. We believe we are well positioned to meet or exceed our financial targets for the full year. Demand for our services is strong and in most of our segments our growth is outpacing the market. We are also seeing steady improvement in our operating efficiency as evidenced by the year-over-year expansion in our Adjusted EBITDA margin and the improvement in the percentage of gross profit we converted into operating income and Adjusted EBITDA.”

“The supply of technical resources continues to tighten, which provides us with both opportunities and challenges. As these resources become scarcer, we believe all our customers, large and small, will recognize the need to remain competitive with compensation in order to timely acquire the talent they need to execute their operating plans. This circumstance should result in higher bill rates later in the year.”

Dameris continued, “We are currently working on a new $500 million credit facility that will replace our existing facility. This new facility will provide us with greater financial flexibility at a lower effective borrowing rate. We expect this new facility will be in place by mid-May.”

First Quarter 2013 Results

Revenues were $389.2 million in the quarter, up 148 percent year-over-year and 2.3 percent on a sequential basis. On a pro forma basis, revenues were up 13.6 percent year-over-year. Revenues for Apex Systems were up 14.4 percent year-over-year and revenues of the other business segments on a combined basis were up12.6 percent year-over-year.

Gross profit was $113.3 million, up 115 percent year-over-year and down 2.0 percent sequentially. The year-over-year growth was due to the inclusion of Apex Systems, which accounted for $55.6 million, or 49.1 percent, of total gross profit and the year-over-year organic growth of the other business segments. The year-over-year compression in gross margin was mainly attributable to the inclusion of Apex Systems, which has a lower gross margin than the Company's other business segments.

Selling, general and administrative expenses were $84.2 million, up from $80.2 million in the fourth quarter of 2012. The sequential increase related to headcount and other expenses added during the current and preceding quarters mainly in the branches to drive growth in 2013 and in the corporate departments to enhance our platform to support the larger organization.

Amortization of intangible assets was $5.4 million, down from $11.9 million in the fourth quarter of 2012. The sequential decrease is attributable to an adjustment made in Q4 of approximately $5.0 million for differences between the finalized asset valuation and amortization rates for the customer relationship intangible asset related to the acquisition of Apex Systems and the preliminary determinations reflected in Q2 and Q3. Excluding the Q4 adjustment, amortization of intangible assets was down $1.5 million sequentially.

Adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization of identifiable intangible assets plus equity-based compensation expense, impairment charges, acquisition-related costs and fees and expenses of the outside consulting firm assisting with the strategic planning initiatives), was $34.1 million, up from $15.1 million in the first quarter of 2012, and $28.4 million on a pro forma basis. The Adjusted EBITDA margin (Adjusted EBITDA as a percentage of revenues) was 8.8 percent compared with 8.3 percent on a pro forma basis for the first quarter of 2012.

The effective tax rate for the quarter was 42.3 percent compared with 43.1 percent for the full year 2012. The decrease in the effective tax rate related to less impact on the effective tax rate for the full year of permanent differences between financial reporting and taxable income.

Income from continuing operations was $10.6 million ($0.20 per diluted share) compared with $5.0 million ($0.13 per diluted share) for the first quarter of 2012 and $6.9 million ($0.13 per diluted share) on a pro forma basis for the first quarter of 2012. Income from continuing operations before income taxes for the quarter included approximately $0.2 million in non-recurring acquisition costs and $0.5 million related to fees and expenses of the consulting firm assisting the company with its strategic planning.

Net income, which is comprised of income from continuing operations, the gain on the sale of the Nurse Travel division and income from discontinued operations, was $24.6 million ($0.46 per diluted share) compared with $11.3 million ($0.21 per diluted share) in Q1 of 2012.

Financial Estimates for Q2 2013

On Assignment is providing below financial estimates from continuing operations for the second quarter of 2013. These estimates do not include acquisition-related costs, strategic planning costs and the effects of the new credit facility, including a lower effective interest rate and write-down of deferred financing costs of the current facility.

•	Revenues of $410 million to $414 million

•	Gross Margin of 29.8 percent to 30.1 percent

•	SG&A (excludes amortization of intangible assets) of $86.5 to $87.5 million (includes $2.2 million in depreciation and $3.7 million in equity-based compensation expense)

•	Amortization of intangible assets of $5.3 million

•	Adjusted EBITDA of $41 million to $43 million

•	Effective tax rate of 42.5 percent

•	Adjusted Income from Continuing Operations of $22.5 million to $23.5 million

•	Adjusted Income from Continuing Operations per diluted share of $0.41 to $0.43

•	Income from Continuing Operations of $14.5 million to $15.5 million

•	Income from Continuing Operations per diluted share of $0.27 to $0.29

•	Diluted shares outstanding of 54.4 million

These estimates reflect normal seasonality in the business. The estimates assume year-over-year revenue growth of approximately mid-teens growth for Apex Systems and Oxford, mid-single digit growth for Life Sciences, high single-digit growth for Physician Staffing and Allied Healthcare. The estimates above assume no deterioration in the staffing markets that On Assignment serves. For the full year, the Company expects to trend toward the high-end of the previously-announced full year 2013 targets.

Conference Call

On Assignment will hold a conference call today at 1:30 p.m. PDT (4:30 EDT) to review its first quarter financial results. The dial-in number is 877-837-4158 (+1-281-913-8521 for callers outside the United States) and the conference ID number is 40202602. Participants should dial in ten minutes before the call. A replay of the conference call will be available beginning today at 4:30 p.m. PDT and ending at 9:00 p.m. EDT on Friday, May 24, 2013. The access number for the replay is 855-859-2056 (1+404-537-3406 for callers outside the United States) and the conference ID number 40202602.

This call is being webcast by Thomson/CCBN and can be accessed via On Assignment's web site at www.onassignment.com. Individual investors can also listen at Thomson/CCBN's site at www.fulldisclosure.com or by visiting any of the investor sites in Thomson/CCBN's Individual Investor Network.

About On Assignment
On Assignment, Inc. (NYSE: ASGN), is a leading global provider of in-demand, skilled professionals in the growing technology, healthcare and life sciences sectors, where quality people are the key to success. The Company goes beyond matching résumés with job descriptions to match people they know into positions they understand for temporary, contract-to-hire, and direct hire assignments. Clients recognize On Assignment for their quality candidates, quick response, and successful assignments. Professionals think of On Assignment as career-building partners with the depth and breadth of experience to help them reach their goals.

On Assignment was founded in 1985 and went public in 1992. The corporate headquarters are located in Calabasas, California, with a network of 129 branch offices throughout the United States, Canada, United Kingdom, Netherlands, Ireland and Belgium. Additionally, physician placements are made in Australia and New Zealand. To learn more, visit http://www.onassignment.com.

Reasons for Presentation of Non-GAAP Financial Measures
Statements made in this release and the Supplemental Financial Information accompanying this release include non-GAAP financial measures. Such information is provided as additional information, not as an alternative to our consolidated financial statements presented in accordance with GAAP, and is intended to enhance an overall understanding of our current financial performance. The Supplemental Financial Information sets forth financial measures reviewed by our management to evaluate our operating performance. Such measures also are used to determine a portion of the compensation for some of our executives and employees. We believe the non-GAAP financial measures provide useful information to management, investors and prospective investors by excluding certain charges and other amounts that we believe are not indicative of our core operating results. These non-GAAP measures are included to provide management, our investors and prospective investors with an alternative method for assessing our operating results in a manner that is focused on the performance of our ongoing operations and to provide a more consistent basis for comparison between quarters. One of the non-GAAP financial measures presented is EBITDA (earnings before interest, taxes, depreciation, and amortization of identifiable intangible assets), other terms include Adjusted EBITDA (EBITDA plus equity-based compensation expense, impairment charges, acquisition related costs and strategic planning costs) and Income from Continuing Operations Before Acquisition Related Costs (Income from continuing operations, plus acquisition related expenses, deferred financing fees written-off and non-recurring financing fees, net of tax) and Adjusted Income from Continuing Operations and related per share amounts. These terms might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies. The financial statement tables that accompany this press release include reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Safe Harbor
Certain statements made in this news release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty. Forward-looking statements include statements regarding the Company's anticipated financial and operating performance in 2013. All statements in this release, other than those setting forth strictly historical information, are forward-looking statements. Forward-looking statements are not guarantees of future performance, and actual results might differ materially. In particular, the Company makes no assurances that the estimates of revenues, gross margin, SG&A, Adjusted EBITDA, income from continuing operations, adjusted income from continuing operations, earnings per share or earnings per diluted share set forth above will be achieved. Factors that could cause or contribute to such differences include actual demand for our services, our ability to attract, train and retain qualified staffing consultants, our ability to remain competitive in obtaining and retaining temporary staffing clients, the availability of qualified temporary nurses and other qualified temporary professionals, management of our growth, continued performance of our enterprise-wide information systems, and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC on March 18, 2013. We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	March 31,		December 31,
	2013	2012	2012

Revenues	389,193	156,760	380,381
Cost of services	275,919	104,011	264,762
Gross profit	113,274	52,749	115,619
Selling, general and administrative expenses	84,161	42,745	80,226
Amortization of intangible assets	5,379	634	11,857
Operating income	23,734	9,370	23,536
Interest expense	(5,331)	(701)	(5,675)
Income before income taxes	18,403	8,669	17,861
Provision for income taxes	7,793	3,622	8,113
Income from continuing operations	10,610	5,047	9,748
Gain on sale of discontinued operations, net of tax	14,412	—	—
Income (loss) from discontinued operations, net of tax	(409)	336	1,574
Net income	$24,613	$5,383	$11,322

Basic earnings per common share:
Income from continuing operations	$0.20	$0.14	$0.19
Income from discontinued operations	0.26	—	0.03
	$0.46	$0.14	$0.22

Diluted earnings per common share:
Income from continuing operations	$0.20	$0.13	$0.18
Income from discontinued operations	0.26	0.01	0.03
	$0.46	$0.14	$0.21

Number of shares and share equivalents used to calculate earnings per share:
Basic	53,046	37,269	52,581
Diluted	54,036	38,154	53,680

SUPPLEMENTAL SEGMENT FINANCIAL INFORMATION (Unaudited)
(In thousands)

	Three Months Ended
	March 31,		December 31,
	2013	2012	2012
Revenues:
Technology –
Apex	$212,728	$—	$207,576
Oxford	95,262	78,759	90,410
	307,990	78,759	297,986

Life Sciences	40,473	41,351	40,293
Healthcare	14,428	12,561	16,030
Physician	26,302	24,089	26,072
	$389,193	$156,760	$380,381

Gross profit:
Technology –
Apex	$55,619	$—	$56,752
Oxford	32,150	27,370	31,777
	87,769	27,370	88,529

Life Sciences	13,384	13,839	14,225
Healthcare	4,638	4,041	4,997
Physician	7,483	7,499	7,868
	$113,274	$52,749	$115,619

SELECTED CASH FLOW INFORMATION (Unaudited)
(In thousands)

	Three Months Ended
	March 31,		December 31,
	2013	2012	2012
Cash (used in) provided by operations	$(2,869)	$6,973	$26,059
Capital expenditures	$2,785	$2,119	$3,471

SELECTED CONSOLIDATED BALANCE SHEET DATA (Unaudited)
(In thousands)

	March 31,		December 31,
	2013	2012	2012
Cash and cash equivalents	$8,237	$17,685	$27,479
Accounts receivable, net	257,196	102,026	243,003
Goodwill and intangible assets, net	755,904	260,626	762,196
Total assets	1,089,899	419,989	1,098,021
Current portion of long-term debt	10,000	5,000	10,000
Total current liabilities	125,362	62,541	118,727
Working capital	166,461	75,764	175,030
Long-term debt	373,588	75,500	416,588
Other long-term liabilities	29,166	25,932	29,983
Stockholders’ equity	561,783	256,016	532,723

RECONCILIATION OF GAAP INCOME FROM CONTINUING OPERATIONS AND EARNINGS PER SHARE TO NON-GAAP ADJUSTED EBITDA AND ADJUSTED EBITDA PER DILUTED SHARE (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	March 31,				December 31,
	2013		2012		2012
Income from continuing operations	$10,610	$0.20	$5,047	$0.13	$9,748	$0.18
Interest expense, net	5,331	0.10	701	0.02	5,675	0.11
Provision for income taxes	7,793	0.14	3,622	0.09	8,113	0.15
Depreciation	1,855	0.03	1,410	0.04	1,838	0.03
Amortization of intangibles	5,379	0.10	634	0.02	11,857	0.22
EBITDA	30,968	0.57	11,414	0.30	37,231	0.69
Equity-based compensation	2,550	0.05	1,172	0.03	3,112	0.06
Acquisition-related costs	161	0.00	2,492	0.07	402	0.01
Strategic planning costs	457	0.01	—	—	—	—
Adjusted EBITDA	$34,136	$0.63	$15,078	$0.40	$40,745	$0.76

Weighted average common and common equivalent shares outstanding (diluted)	54,036		38,154		53,680

NON-GAAP CALCULATION OF ADJUSTED EARNINGS PER SHARE (Unaudited)
Three Months Ended March 31, 2013
(In thousands, except per share amounts)

Income from Continuing Operations - GAAP Basis	$10,610
Adjustments:
Amortization of intangible assets (1)	5,379
Cash tax savings on indefinite-lived intangible assets (2)	3,850
Excess of capital expenditures over depreciation, net of tax (3)	(1,050)
Income from Continuing Operations - As Adjusted	$18,789

Earnings per Diluted Share from Continuing Operations:
GAAP Basis	$0.20
As Adjusted	$0.35

Weighted average common and common equivalent shares outstanding (diluted)	54,036

(1)	Amortization of intangible assets of acquired businesses.

(2)
Cash tax savings on indefinite-lived intangible assets (goodwill and trademarks related to acquisition of Apex Systems, Oxford and HealthCare Partners) that are amortized and deductible in the determination of income taxes, but not amortized for financial reporting purposes. These assets total $593.1 million and are amortized (and deducted) for income tax purposes on a straight-line basis over 15 years. The annual income tax deduction is $39.5 million and the annual after-tax cash savings are approximately $15.4 million, assuming an estimated marginal combined federal and state income tax rate of 39 percent.

(3)
Excess capital expenditures over depreciation is equal to one-quarter of the estimated full year difference between capital expenditures (full year estimate of $15.9 million) less depreciation (full year estimate of $9.0 million), tax affected using an estimated marginal combined federal and state tax rate of 39 percent.

RECONCILIATION OF GAAP INCOME FROM CONTINUING OPERATIONS AND EARNINGS PER SHARE TO NON-GAAP INCOME FROM CONTINUING OPERATIONS BEFORE ACQUISITION-RELATED COSTS AND EARNINGS PER SHARE BEFORE ACQUISITION-RELATED COSTS (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	March 31,				December 31,
	2013		2012		2012
Income from continuing operations	$10,610	$0.20	$5,047	$0.13	$9,748	$0.18
Acquisition-related costs, net of income taxes	93	—	1,451	0.04	(56)	—
Income from continuing operations before acquisition-related costs	$10,703	$0.20	$6,498	$0.17	$9,692	$0.18

Weighted average common and common equivalent shares outstanding (diluted)	54,036		38,154		53,680

PRO FORMA OPERATING RESULTS FROM CONTINUING OPERATIONS (Unaudited)
Year Ended December 31, 2012
(In thousands)

	Q1	Q2	Q3	Q4	Full Year
Revenues	$342,721	$362,179	$374,512	$380,381	$1,459,793
Cost of services	240,652	250,583	258,882	264,762	1,014,879
Gross profit	102,069	111,596	115,630	115,619	444,914
SG&A expenses	77,397	77,172	77,009	78,912	310,490
Amortization of intangible assets	6,381	6,349	6,309	6,299	25,338
Operating income	$18,291	$28,075	$32,312	$30,408	$109,086

Adjusted EBITDA	$28,425	$38,855	$43,532	$41,659	$152,471
___

The above unaudited pro forma results were prepared on the basis that the acquisition of Apex Systems occurred on January 1, 2012 and the divesture of the Nurse Travel division occurred on December 31, 2011. These results differ from the pro forma disclosures included in the Company's 2012 Form 10-K as those pro forma results were prepared on the basis that the acquisition of Apex Systems occurred on January 1, 2011 and the Nurse Travel division was included in continuing operations. SG&A expenses, operating income and Adjusted EBITDA included a $0.5 million and $1.0 million benefit in Q2 and Q3, respectively, related to the reduction in the earnout obligation for HealthCare Partners.

SUPPLEMENTAL FINANCIAL INFORMATION – REVENUES AND GROSS MARGINS (Unaudited)
(Dollars in thousands)

	Technology
	Apex	Oxford	Total	Life Sciences	Healthcare	Physician	Consolidated
Revenues:
Q1 2013	$212,728	$95,262	$307,990	$40,473	$14,428	$26,302	$389,193
Q4 2012	$207,576	$90,410	$297,986	$40,293	$16,030	$26,072	$380,381
% Sequential change	2.5%	5.4%	3.4%	0.4%	(10.0)%	0.9%	2.3%
Q1 2012	—	$78,759	$78,759	$41,351	$12,561	$24,089	$156,760
% Year-over-year change	N/M	21.0%	291.1%	(2.1)%	14.9%	9.2%	148.3%

Gross margins:
Q1 2013	26.1%	33.7%	28.5%	33.1%	32.1%	28.5%	29.1%
Q4 2012	27.3%	35.1%	29.7%	35.3%	31.2%	30.2%	30.4%
Q1 2012	—%	34.8%	34.8%	33.5%	32.2%	31.1%	33.6%

Average number of staffing consultants:
Q1 2013	671	540	1,211	176	89	107	1,583
Q4 2012	658	547	1,205	178	86	108	1,577
Q1 2012	—	487	487	169	78	95	829
_______
N/M – not meaningful

	Technology
	Apex	Oxford	Total	Life Sciences	Healthcare	Physician	Consolidated
Average number of customers:
Q1 2013	600	659	1,259	884	479	173	2,795
Q4 2012	606	651	1,257	935	519	180	2,891
Q1 2012	—	625	625	918	478	175	2,196

Top 10 customers as a percentage of revenue:
Q1 2013	33.5%	16.7%	23.5%	24.8%	29.6%	21.6%	18.6%
Q4 2012	34.4%	15.8%	24.7%	23.3%	30.6%	22.1%	19.3%
Q1 2012	—	15.6%	15.6%	22.6%	25.6%	22.0%	9.8%

Average bill rate:
Q1 2013	$59.62	$122.47	$69.88	$34.94	$38.01	$185.92	$64.21
Q4 2012	$58.74	$122.23	$69.52	$35.13	$37.48	$184.57	$63.45
Q1 2012	$—	$117.61	$117.61	$34.88	$36.74	$175.63	$67.82

Gross profit per staffing consultant:
Q1 2013	$83,000	$60,000	$72,000	$76,000	$52,000	$70,000	$72,000
Q4 2012	$86,000	$58,000	$73,000	$80,000	$58,000	$73,000	$73,000
Q1 2012	$—	$56,000	$56,000	$82,000	$52,000	$79,000	$64,000

SUPPLEMENTAL FINANCIAL INFORMATION – KEY METRICS (Unaudited)

	Three Months Ended
	March 31, 2013	December 31, 2012
Percentage of revenues:
Top ten clients	18.6%	19.3%
Direct hire/conversion	1.9%	1.8%

Bill rate:
% Sequential change	1.2%	0.1%
% Year-over-year change	(5.3)%	(4.6)%

Bill/Pay spread:
% Sequential change	0.7%	(0.2)%
% Year-over-year change	(13.7)%	(12.9)%

Average headcount:
Contract professionals (CP)	11,583	11,602
Staffing consultants (SC)	1,583	1,577

Productivity:
Gross profit per SC	$72,000	$73,000